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                                                                    EXHIBIT 99.1

                             Officers Certification

        Each of the undersigned hereby certifies in his capacity as an officer of Diagnostic Products Corporation ("DPC") that the Quarterly Report of DPC on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of DPC at the end of such period and the results of its operations for such period.


Dated May 14, 2003                  /S/ Michael Ziering
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                                        Michael Ziering, Chief Executive Officer



                                        /S/ James L. Brill
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                                        James L. Brill, Chief Financial Officer

A signed original of this written statement required by section 906 of the Sarbanes Oxley Act has been provided to Diagnostic Products Corporation and will be retained by Diagnostic Products Corporation and furnished to the SEC or its staff upon request.